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                                                                    EXHIBIT 99.1



         AGREEMENT REGARDING DISCLOSURE OF LONG-TERM DEBT INSTRUMENTS

     In reliance upon Item 601(b)(4)(iii)(A) of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership" and, together with its controlled entities, the "Company") has not filed as an exhibit to its Form 10, dated September 4, 1998, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to
Item 601(b)(4)(iii)(A) of Regulation S-K, the Company hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.




                                             AIMCO Properties, L.P.

                                             By: AIMCO-GP, Inc.
                                                 its General Partner

                                             /s/ PETER K. KOMPANIEZ
                                             -----------------------------
Date: September 4 , 1998                     By: Peter K. Kompaniez
                                             Title: Vice Chairman and President